     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2000

                                                      REGISTRATION NO. 333-38418
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                        ADVANCED POWER TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                        3784                      93-0875072
 (State or other Jurisdiction        (Primary Standard            (I.R.S. Employer
       of Incorporation          Industrial Classification       Identification No.)
       or Organization)                Code Number)

                  405 S.W. COLUMBIA STREET, BEND, OREGON 97702
                                 (541) 382-8028
          (Address of Principal Executive Offices, including Zip Code)

                              PATRICK P. H. SIRETA
                  405 S.W. COLUMBIA STREET, BEND, OREGON 97702
                                 (541) 382-8028

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         ------------------------------

                                   Copies to:

                 DAVID C. BACA                                         RICHARD A. BOEHMER
              GUSTAVO J. CRUZ, JR.                                      SHANNON M. MASON
           Davis Wright Tremaine LLP                                 O'Melveny & Myers LLP
       1300 S.W. Fifth Avenue, Suite 2300                            400 South Hope Street
          Portland, Oregon 97204-5682                            Los Angeles, California 90071
                 (503) 241-2300                                          (213) 430-6000

                         ------------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The purpose of this Amendment No. 3 is solely to update Item 13 of Part II of the Registration Statement, and to file certain exhibits to the Registration Statement as set forth below as Item 16(a) of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



    The table below lists various expenses, other than underwriting discounts and commissions, we expect to incur in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.



TYPE                                                            AMOUNT
----                                                          -----------
Securities and Exchange Commission Registration Fee.........  $ 18,216.00
NASD Filing Fee.............................................     7,400.00
Nasdaq National Market Listing Fee..........................    69,375.00
Legal fees and expenses.....................................   275,000.00
Accounting fees and expenses................................   200,000.00
Printing and engraving expenses.............................   150,000.00
Transfer agent and registrar fees...........................       500.00*
Miscellaneous expenses......................................     9,509.00
TOTAL.......................................................  $730,000.00


------------------------


*   Per month


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS


       EXHIBIT
       NUMBER           NAME OF DOCUMENT
---------------------   ----------------
          1.1           Form of Underwriting Agreement

          3.1+          Amended and Restated Certificate of Incorporation

          3.2+          Amended and Restated Bylaws

          4.1           Form of Common Stock Certificate

          5.1           Opinion of Davis Wright Tremaine LLP

         10.1+          Stock Option Plan dated December 31, 1995, as amended

         10.2+          Employment Agreement: Patrick P.H. Sireta

         10.3+          Employment Agreement: Russell J. Crecraft

         10.4+          Employment Agreement: Greg M. Haugen

         10.5           Employment Agreement: John I. Hess

         10.6+          Employment Agreement: Thomas A. Loder

         10.7+          Employment Agreement: Dah Wen Tsang

         10.8+          Lease Agreement between Shevlin No. One and Advanced Power
                        Technology, Inc. dated as of March 21, 1985, as amended

         10.9+          Commercial Lease between Glassow Ventures, L.L.C. and
                        Advanced Power Technology, Inc. dated March 6, 1996, as amended

        10.10+          North America Distributor Agreement between Richardson
                        Electronics, Ltd. and Advanced Power Technology, Inc. dated as of April 1, 1997

       EXHIBIT
       NUMBER           NAME OF DOCUMENT
---------------------   ----------------
        10.11+          Manufacturing Agreement by and between Siemens AG and
                        Advanced Power Technology, Inc. dated October 14, 1997

        10.12+ Agreement for Wafer Production and Testing by and between Advanced Power Technology, Inc. and Siemens
                        Aktiengesellschaft dated February 11, 1998, as amended

        10.13+          Document of Understanding between Advanced Energy Industries and Advanced Power Technology, Inc. dated August 14, 1998, as amended

        10.14+          Supply Contract between Wacker Siltronic Corporation and
                        Advanced Power Technology, Inc. dated December 17, 1998

        10.15+          Master Agreement by and between Liaoning Huahai Power
                        Electronics Co. Ltd., Advanced Power Technology, Inc., and
                        Advanced Power Technology Europe SA dated as of October 15,
                        1999

        10.16+          Subcontract Agreement between Team Pacific Corporation and
                        Advanced Power Technology, Inc. dated January 26, 2000

        10.17           Leases: Bordeaux, France

        10.18           Credit Agreement with Silicon Valley Bank

         21.1+          Subsidiaries of Advanced Power Technology, Inc.

        23.1+           Consent of KPMG LLP

         23.2 Consent of Davis Wright Tremaine LLP (included in its opinion filed as Exhibit 5 to this Registration Statement)

         24.1+          Powers of Attorney (included on the signature pages)

         27.1+          Financial Data Schedule


------------------------

*   To be filed by amendment.


+ Confidential treatment has been requested with respect to certain portions of these agreements. The omitted portions have been filed separately with the SEC.


+   Previously filed.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (a) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and

    (b) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c) It will provide to the underwriters at the closing(s) specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, Oregon on August 3, 2000.


                                                       ADVANCED POWER TECHNOLOGY, INC.

                                                       By:           /s/ PATRICK P.H. SIRETA
                                                            -----------------------------------------
                                                                       Patrick P.H. Sireta
                                                              PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                                      CHAIRMAN OF THE BOARD


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       President, Chief Executive
               /s/ PATRICK P.H. SIRETA                   Officer and Chairman of
     -------------------------------------------         the Board (principal         August 3, 2000
                 Patrick P.H. Sireta                     executive officer)

                 */s/ GREG M. HAUGEN                   Chief Financial Officer
     -------------------------------------------         (principal financial and     August 3, 2000
                   Greg M. Haugen                        accounting officer

     -------------------------------------------       Director
                  Douglas S. Schatz

               */s/ JAMES E. PETERSEN
     -------------------------------------------       Director                       August 3, 2000
                  James E. Petersen


*                   /s/ PATRICK P.H. SIRETA
            --------------------------------------
                       ATTORNEY-IN-FACT